UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2007

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.02 Results of Operations and Financial Condition

On Tuesday, May 1, 2007 the Company disseminated a press release, attached as Exhibit A, announcing the Company’s operational results for the period ending March 31, 2007.

As part of the press release there is a bridge of the non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. This reconciliation of EBITDA to Net income is for the Three Months ended March 31, 2007 and March 31, 2006.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company’s earnings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On Thursday, April 26, 2007, Mr. G. Thomas McKane and Mr. John W. Puth retired from the Board of Directors of A. M. Castle & Co.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

On Thursday, April 26, 2007, the registrant amended its by-laws to decrease the size of its board to ten (10). A copy of the amendment is attached as Exhibit 3.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release May 1, 2007

Exhibits:

Exhibit A - Press Release
Exhibit 3 - Amendment to By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

/s/ Lawrence A. Boik
Vice President and Chief Financial Officer

Date	May 1, 2007

                               A. M. CASTLE & CO.                   3400 North Wolf Road
                                                                                                   Franklin Park, Illinois 60131
                                                                                                            (847) 4 55-7111

For Further Information:

—————AT THE COMPANY—————	—————AT ASHTON PARTNERS————
Larry A. Boik	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2576	(312) 553-6717
Email: lboik@amcastle.com	Email:kpyra@ashtonpartners.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, MAY 1, 2007

A. M. Castle & Co. Reports Strong First Quarter Results;
Announces Strategic Investment in Oracle ERP Platform

FRANKLIN PARK, IL, May 1st - A. M. Castle & Co. (AMEX: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported record sales and continued strong financial results for the first quarter ended March 31, 2007.

For the first quarter, consolidated net sales were a record $375.4 million, an increase of $96.2 million or 34.4% from the first quarter of 2006. Net income for the quarter was $15.6 million, or $0.81 per diluted share, as compared to $15.8 million or $0.86 per diluted share in the prior year. First quarter 2007 net income included a $0.9 million after-tax charge ($0.04 per diluted share) for the write-off of the Company’s prior investment in information technology systems. During the quarter, the Company signed an agreement to purchase Oracle’s ERP system in support of its strategic growth initiative.

“As we embark on our bold new direction to become the foremost provider of specialty products, services and specialized supply-chain solutions for targeted industries, we have carefully considered the infrastructure required to successfully execute the strategy,” commented Michael Goldberg, President and CEO of A. M. Castle. “The existing systems in our metals business lack the flexibility and functionality needed to support our customers growing requirements on a global scale. The acquisition of Transtar also increased our need for a technology upgrade. Our selection of Oracle, which is at the forefront of global technology solutions, exemplifies our commitment to the strategy,” Goldberg added. The Company expects to invest $10 to $12 million for the system implementation across its metals segment, which is expected to be completed in late 2008.

Metal segment sales were $346.6 million in the first quarter, an increase of $95.9 million, or 38.3%, versus the first quarter of 2006. Of the 38.3% increase, the acquisition of Transtar Metals (which was completed on September 5, 2006), contributed 29.0% of the increase in sales and 14.4% was attributable to increased material pricing, offset by a 5.1% decline in volume for the balance of the business. “Excluding Transtar, volumes were off from the corresponding quarter last year, but we should remember from an overall tons sold perspective, the first half of 2006 represented the strongest period of the cycle so far,” stated Goldberg. “In the first quarter of this year, our average daily tons sold, excluding Transtar, were up slightly versus each of the prior three quarters. In addition, our mix continues to change with an increasing proportion of non-ferrous metal product sales driven by strong specialty metal markets. We continued to experience strong demand for specialty metal grade products in the aerospace and oil and gas markets. The balance of the business remains healthy, but is just softer than the exceptional first quarter we experienced last year,” indicated Goldberg. The Company reported record high pricing for nickel during the first quarter of 2007, and experienced price increases in nearly all other metal products compared to the first quarter of 2006.

        Plastic segment sales were $28.8 million in the quarter, an increase of $0.2 million versus the first quarter of last year. Pricing and volume were essentially flat versus the same period last year.

      The Company reported stronger operating cash flows in the first quarter of 2007 as compared to the prior year’s quarter. “From a historical perspective, our first quarter has the highest cash funding requirements of the year,” stated Larry Boik, Vice President and CFO of A.M. Castle. “Given the historical cash trends, we were pleased to bring our debt-to-capital ratio down to 49.4%, which is a improvement versus 51.2% at year-end 2006.”

“Overall business conditions remain good,” stated Goldberg. “In particular, the aerospace and oil and gas markets remain very strong and the Transtar acquisition has proven to be a sound investment and a solid strategic long-term fit for the Company. Pricing has been firm with surcharges for nickel and scrap being at all time highs.

Also on April 26, 2007, the Company announced a cash dividend of $0.06 per share to be paid on May 28, 2007 to shareholders of record at close of business on May 14, 2007.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month period ended March 31, 2007. The call can be accessed via the Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call. A replay of the conference call will also be available for seven days by calling 303-590-3000 (international) or 800-405-2236 and citing code 11088867.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its core metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 65 locations throughout North America and Europe. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

Safe Harbor Statement / Regulation G Disclosure
This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's reports on file with the Securities Exchange Commission.

The financial statements included in this release contain a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income. EBITDA is presented as a supplemental disclosure because this measure is widely used by the investment community for evaluation purposes and provides the reader with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. A reconciliation of EBITDA to net income is provided per U.S. Securities and Exchange Commission requirements.

CONSOLIDATED STATEMENTS OF INCOME	For the Three
(Dollars in Thousands, except per share data)	Months Ended
Unaudited	2007	2006

Net sales	$375,351	$279,193

Costs and expenses:
Cost of materials (exclusive of depreciation)	269,450	196,100
Warehouse, processing and delivery expense	35,570	29,625
Sales, general, and administrative expense	36,394	24,885
Depreciation and amortization expense	4,896	2,444
Operating income	29,041	26,139

Interest expense, net	(4,261)	(1,087)

Income before income taxes and equity earnings of joint venture	24,780	25,052

Income taxes	(9,877)	(10,242)
Net income before equity in earnings of joint venture	14,903	14,810

Equity in earnings of joint venture	932	1,239
Net income	15,835	16,049

Preferred stock dividends	(243)	(242)
Net income applicable to common stock	$15,592	$15,807

Diluted earnings per share	$0.81	$0.86

EBITDA *	$34,869	$29,822

*Earnings before interest, taxes, and depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three
	Months Ended
	March 31
	2007	2006

Net income	$15,835	$16,049
Depreciation and amortization expense	4,896	2,444
Interest expense, net	4,261	1,087
Income taxes	9,877	10,242
EBITDA	$34,869	$29,822

CONSOLIDATED BALANCE SHEETS	As of
(Dollars in Thousands)	March 31,	Dec 31,
Unaudited	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$11,453	$9,526
Accounts receivable, less allowances of $3,268 at March 31, 2007 and $3,112 at December 31, 2006	189,934	160,999
Inventories (principally on last-in, first-out basis) (latest cost higher by $142,984 at March 31, 2007 and $128,404 at December 31, 2006)	237,525	202,394
Other current assets	10,360	18,743
Total current assets	449,272	391,662
Investment in joint venture	14,152	13,577
Goodwill	101,790	101,783
Intangible assets	64,490	66,169
Prepaid pension cost	5,657	5,681
Other assets	5,955	5,850
Property, plant and equipment, at cost
Land	5,222	5,221
Building	48,927	49,017
Machinery and equipment	144,348	141,090
	198,497	195,328
Less - accumulated depreciation	(127,494)	(124,930)
	71,003	70,398
Total assets	$712,319	$655,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$152,822	$117,561
Accrued liabilities	30,825	30,152
Income taxes payable	2,748	931
Deferred income taxes - current	15,746	16,339
Short-term debt	125,749	123,261
Current portion of long-term debt	12,844	12,834
Total current liabilities	340,734	301,078
Long-term debt, less current portion	88,338	90,051
Deferred income taxes	34,341	31,782
Deferred gain on sale of assets	5,419	5,666
Pension and postretirement benefit obligations	10,948	10,636
Commitments and contingencies
Stockholders' equity Preferred stock, $0.01 par value - 10,000,000 shares authorized; 12,000 shares issued and outstanding	11,239	11,239
Common stock, $0.01 par value - authorized 30,000,000 shares; issued and outstanding 17,085,091 at March 31, 2007 and 17,085,091 at December 31, 2006	170	170
Additional paid-in capital	70,994	69,775
Retained earnings	175,194	160,625
Accumulated other comprehensive loss	(17,895)	(18,504)
Deferred unearned compensation	(1,157)	(1,392)
Treasury stock, at cost - 362,114 shares at March 31, 2007 and 362,114 shares at December 31, 2006	(6,006)	(6,006)
Total stockholders' equity	232,539	215,907
Total liabilities and stockholders' equity	$712,319	$655,120

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW	For the Three Months
(Dollars in Thousands)	Ended Mar 31,
Unaudited	2007	2006

Cash flows from operating activities:
Net income	$15,835	$16,049
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	4,896	2,444
Other non-cash items	3,288	(1,763)
Increase (decrease) from changes, net of acquisitions, in:
Working capital	(20,581)	(17,390)
Other assets and liabilities	1,048	1,278
Net cash from operating activities	4,486	618

Cash flows from investing activities:
Capital expenditures	(2,179)	(4,999)
Other	367	354
Net cash used in investing activities	(1,812)	(4,645)

Cash flows from financing activities:
Increased (decreased) borrowings	797	(129)
Dividends paid on common shares	(1,023)	(1,004)
Preferred stock dividends	(243)	(242)
Exercise of stock options and other	(21)	647
Net cash used in financing activities	(490)	(728)

Effect of exchange rate changes on cash and cash equivalents	(257)	67

Net (decrease) increase in cash and cash equivalents	1,927	(4,688)

Cash and cash equivalents - beginning of year	$9,526	$37,392
Cash and cash equivalents - end of year	$11,453	$32,704

Exhibit 3

NOW THEREFORE BE IT RESOLVED, that Article III of Section 1 of the By-Laws of this Corporation shall be amended to read as follows:

“Section 1. Beginning at such time as the corporation has more than one stockholder, the number of directors which shall constitute the whole Board of Directors shall be 10. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualifies. Directors need not be stockholder."